UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2012

EPAM SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35418	223536104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 202 Newtown, Pennsylvania		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 267-759-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On May 23, 2012, EPAM Systems, Inc. (“EPAM”) entered into a definitive purchase agreement to acquire Thoughtcorp Systems, Inc., an information technology solutions company based in Canada. According to the purchase agreement, the consideration paid by EPAM to acquire all of the Thoughtcorp business includes the issuance of 434,546 shares of restricted common stock. The transaction is expected to close by the end of May 2012.

No underwriter was involved in the Thoughtcorp acquisition and no underwriting commissions were paid. This transaction was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure

Attached as Exhibit 99.1 and incorporated by reference into this Item 7.01 is a copy of the press release issued by EPAM, dated May 23, 2012, reporting the Thoughtcorp acquisition.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release issued by EPAM Systems, Inc. dated May 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2012	EPAM SYSTEMS, INC.

By: /s/ ILYA CANTOR
Name: Ilya Cantor
Title: Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

99.1	Press Release issued by EPAM Systems, Inc. dated May 23, 2012.